Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 21, 2024 relating to the financial statements of Lumentum Holdings Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Lumentum Holdings Inc. for the year ended June 29, 2024.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
May 14, 2025